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                                                                   Exhibit 10.16






                          SECURITIES PURCHASE AGREEMENT

                           dated as of March 25, 2003

                                     BETWEEN

                               PLIANT CORPORATION

                                       and

                        J.P. Morgan Partners (BHCA), L.P.




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                                                          SECURITIES PURCHASE
                                                AGREEMENT dated as of March 25,
                                                2003, between PLIANT
                                                CORPORATION, a Utah corporation
                                                (the "Company"), and J.P. MORGAN
                                                PARTNERS (BHCA), L.P., a
                                                Delaware limited partnership
                                                (the "Purchaser").

               WHEREAS, the Company is in the business of manufacturing and selling value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications (the "Business").

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser has purchased from the Company 10,000 shares of Series A Cumulative Exchangeable Redeemable Preferred Stock of the Company, no par value (the "Series A Preferred Stock"), and warrants to purchase 153,857 shares of Common Stock of the Company, no par value, for an aggregate purchase price of $10,000,000.

               WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, additional equity securities for an aggregate purchase price equal to $25,000,000 on the terms and subject to the conditions provided herein.

               WHEREAS, the Company, JPMorgan Chase Bank, as syndication agent, Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent and the lenders party thereto have entered into Amendment No. 5 (the "Credit Agreement Amendment") dated as of March 24, 2003, in respect of the Credit Agreement (as defined herein).

               WHEREAS, the execution and delivery of this Agreement is, among other things, a condition precedent to the effectiveness of the Credit Agreement Amendment.

               NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as set forth below.

                                   ARTICLE I

                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1      Defined Terms.

         Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them below or in the other locations of this Agreement specified below (or, if not defined herein, have the meanings ascribed to them in the Credit Agreement as in effect on the date hereof and proposed to be modified by the Credit

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Agreement Amendment or as such term is amended or modified from time to time, solely for the purposes of this Agreement, if such amendment or modification adversely affects the rights or obligations of the Purchaser under this Agreement, with the consent of the Purchaser):

               "Administrative Agent" has the meaning given to such term in the recitals to this Agreement.

               "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agreement" has the meaning given to such term in Section 1.2.

               "Business" has the meaning given to such term in the recitals to this Agreement.

               "Business Day" means any day that is not (a) a Saturday, Sunday, or legal holiday or (b) a day on which banks are not required to be open in New York, New York.

               "Charter" means the Third Amended and Restated Articles of Incorporation of the Company, as amended, modified, supplemented or restated from time to time.

               "Closing" has the meaning given to such term in Section 3.1.

               "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

               "Company" has the meaning given to such term in the caption to this Agreement.

               "Credit Agreement" shall mean the Credit Agreement dated as of May 31, 2000 among the Company, ASPEN Industrial, S.A. de C.V., the Lenders party thereto, the Administrative Agent, the Collateral Agent, The Chase Manhattan Bank, as Syndication Agent and The Bank of Nova Scotia, as Documentation Agent, including the Credit Agreement Amendment, and as otherwise amended, modified, supplemented or restated from time to time.

               "Credit Agreement Amendment" has the meaning given to such term in the recitals to this Agreement.

               "Delivery Day Amount" means, with respect to any Delivery Day, the amount (if positive), rounded-up to the nearest $1,000, equal to (a) the Compliance

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Amount with respect to the last day of the fiscal quarter ending immediately prior to such Delivery Day minus (b) the aggregate amount of all Specified Equity Offering Proceeds received by the Company (or the Administrative Agent pursuant to Section 2.3) during the Interim Period ending on such Delivery Day including, without limitation, Specified Equity Offering Proceeds paid by any other Qualified Equity Provider to the Company (or the Administrative Agent pursuant to Section 2.3) at a Closing occurring on such Delivery Day. For purposes of this definition, the purchase price paid by the Purchaser or any other Qualified Equity Provider for the purchase of any Participation Interest pursuant to Section 2.4 will be deemed to constitute Specified Equity Offering Proceeds received by the Company on the date of such purchase.

               "Designated Account" has the meaning given to such term in
Section 2.3(a).

               "Equity Unit" means (a) initially an investment unit consisting of (i) one share of Series A Preferred Stock and (ii) warrants to purchase
4.3962 shares of common stock (as such number of shares of common stock may be adjusted from time to time in accordance with any agreements between the Purchaser and the Company applicable to such warrants) and (b) from time to time any other investment unit consisting solely of Qualified Equity Securities specified by the Company and the Purchaser by notice to the Administrative Agent that the Company and the Purchaser, by the execution and delivery of such notice, agree shall, in lieu of the investment unit referred to in clause (a) of this definition, be subject to purchase and sale as an Equity Unit under this Agreement, provided that, prior to designating any investment unit to be an "Equity Unit" pursuant to clause (b) above, the Company will authorize and reserve for issuance a sufficient number of the Securities comprising such investment unit to ensure compliance with Section 2.1 on the date of such designation.

               "Expiration Date" has the meaning given to such term in Section 2.2(c).

               "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

               "Interim Period" means the period beginning on the first day following the last day of the most recently ended fiscal quarter of the Company and ending on the Delivery Day for such fiscal quarter.

               "LC Reserve Account" has the meaning set forth in Section 2.4(b).

               "Lenders" has the meaning given to such term in the Credit Agreement.

               "Participation Interest" has the meaning set forth in Section 2.4(a).

               "Participation Purchase Time" has the meaning set forth in
Section 2.4(a).

               "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a

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corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

               "Prohibited Contribution" has the meaning set forth in Section 2.4(a).

               "Purchaser" has the meaning given to such term in the caption to this Agreement.

               "Purchaser Maximum Amount" has the meaning given to such term in
Section 2.2(b).

               "Qualified Equity Securities" means one or more Securities issued by the Company consisting solely of (a) common stock, (b) Qualified Preferred Stock, (c) warrants to acquire common stock or Qualified Preferred Stock or (d) any combination of Securities referred to in clauses (a), (b) and (c) above.

               "Reallocation Amount" has the meaning set forth in Section
2.4(e).

               "Security" has the meaning given to the term "security" in
Section 2(1) of the Securities Act.

               "Series A Preferred Stock" has the meaning given to such term in the recitals to this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

               "Subsidiary" or "subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. Unless the context otherwise requires, the term "Subsidiary" means a Subsidiary of the Company.

               "Unfunded LC Portion" has the meaning set forth in Section
2.4(a).

1.2      Rules of Construction.

         The term this "Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections mean the sections of this Agreement except where otherwise stated. The title of and the section and paragraph headings in this

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Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                        PURCHASE AND SALE OF EQUITY UNITS

2.1      Reservation of Equity Units.

         At all times during the term of this Agreement, the Company will have reserved for issuance a number of Securities comprising the Equity Units that is greater than or equal to the sum of (a) the maximum number of Securities that the Purchaser could be required to purchase hereunder and (b) the maximum number of such Securities that, under all other agreements in effect at such time, the Company could be required to issue at or after such time (determined without giving effect to potential future increases in the number of Securities required to be issued under such other agreements if the maximum amount of such increases cannot be determined at the time of calculation).

2.2      Sale of Equity Units.

               (a) Subject to the further provisions of this Section 2.2, if a Trigger Event exists with respect to any fiscal quarter of the Company ending on or before December 31, 2004, the Company shall as soon as practicable following knowledge of such Trigger Event, but in no event later than 5 Business Days prior to the applicable Delivery Day, notify the Purchaser of the Compliance Amount and the Delivery Day Amount, if any, and the number of Equity Units required to be issued by the Company and purchased by the Purchaser on the applicable Delivery Day; provided that no failure or delay by the Company to provide such notice to the Purchaser shall discharge the Purchaser's obligations under this Agreement. The Purchaser will advise its general partner of each Trigger Event promptly following the Purchaser's receipt of notice of such Trigger Event from the Company, and will include in such notice a request that such partner provide, or cause to be provided, to the Purchaser the cash required by the Purchaser in order for the Purchaser to satisfy its obligations under this Agreement with respect to such Trigger Event. On each Delivery Day on which Equity Units are required to be issued and purchased, the Company shall issue to the Purchaser, and the Purchaser

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shall purchase from the Company, a number of Equity Units equal to the quotient obtained by dividing (x) the Delivery Day Amount by (y) 1,000.

               (b) Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate amount (the "Purchaser Maximum Amount") that the Purchaser shall be required to pay under this Agreement in respect of the purchase of Equity Units or the purchase of Participation Interests shall be $25,000,000; provided, however, that the Purchaser Maximum Amount shall be reduced by (i) the aggregate purchase price paid to the Administrative Agent (on behalf of the Lenders) for Participation Interests purchased by Qualified Equity Providers (other than the Purchaser) and (ii) the aggregate amount of all Specified Equity Offering Proceeds received by the Company (including, without limitation, Specified Equity Offering Proceeds paid by any Qualified Equity Provider to the Company (or the Administrative Agent pursuant to Section 2.3) at any Closing) other than pursuant to this Section 2.2, provided that such Specified Equity Offering Proceeds have been designated as (or otherwise become) Mandatory Equity Offering Proceeds. At no time shall the Purchaser have any monetary obligation hereunder other than to purchase Equity Units and Participation Interests in accordance with the terms hereof.

               (c) The obligation of the Purchaser to purchase Equity Units hereunder shall expire on the date (the "Expiration Date") that is the earlier of (x) April 1, 2005; (y) the date (the "Cutoff Date") that is the later of (1) 91 days after the date on which all the Obligations (except for contingent obligations and liabilities in respect of which no claim has been made against the Company) have been paid in full, the Commitments have been terminated and the LC Exposure has been reduced to zero, (2) if any payment by any Loan Party was made in respect of the Obligations within 91 days prior to any bankruptcy or similar proceeding in respect of such Loan Party, the date on which such proceedings are completed, (3) 91 days after the date on which any Participation Interest is purchased (or deemed purchased) pursuant to Section 2.4 and (4) if any Participation Interest is purchased (or deemed purchased) pursuant to
Section 2.4 within 91 days prior to any bankruptcy or similar proceeding in respect of any Loan Party, the date on which such proceedings are completed; and
(z) such other time that the Required Lenders agree in writing to release the Purchaser from its obligations hereunder. Notwithstanding the foregoing, any obligation to purchase Equity Units which arises prior to the Expiration Date shall continue until such time as such obligation is satisfied in full.

2.3      Purchase Price.

               (a) As payment for the Equity Units to be purchased by the Purchaser from the Company at each Closing, the Purchaser shall pay to the Company a price per Equity Unit equal to $1,000. All consideration payable pursuant to this Section 2.3 shall be paid in cash by wire transfer of immediately available funds to an account (the "Designated Account") designated by the Administrative Agent. The Company acknowledges that payment of the foregoing consideration to the Designated Account in accordance with the terms hereof shall satisfy the obligations of the Purchaser to make payment of the purchase price with respect to such Equity Units.

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               (b)    The Company agrees that the Designated Account will be an
account with the Administrative Agent in the name of the Administrative Agent (for the benefit of the Lenders) and that all of the proceeds from the sale of the Equity Units deposited in the Designated Account will be applied to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.11(b) of the Credit Agreement; provided that the portion of such proceeds that the Company notifies the Administrative Agent would not, pursuant to the definition of the term Net Proceeds, be required to be applied as aforesaid will be transferred by the Administrative Agent to the Company.

2.4      Purchase of Participation Interests.

               (a) In the event and on each occasion that any purchase of Equity Units by the Purchaser from the Company (or any payment by the Purchaser in connection with any such purchase) is required by the terms of this Agreement to be made at a time when (i) any Default with respect to any event with respect to the Company or the Mexico Borrower described in paragraph (h) or (i) of
Article VII of the Credit Agreement has occurred or (ii) such purchase or contribution (or such payment) is prohibited by law or any injunction, decree or similar legal restraint (a "Prohibited Contribution"), then at such time (such time, the "Participation Purchase Time"), in lieu of effecting such Prohibited Contribution, the Purchaser shall purchase for cash, at par (which, in the case of undrawn Letters of Credit, will mean the undrawn face amount of such Letters of Credit), an undivided participation in the Loans, LC Disbursements and undrawn portion (the "Unfunded LC Portion") of the Letters of Credit (all such participations, collectively, the "Participation Interest") outstanding at such time, from the Lenders at such time for an aggregate purchase price equal to the amount of such Prohibited Contribution; provided that all interest accrued in respect of such Loans and LC Disbursements, and all participation fees accrued in respect of such participations in Letters of Credit, under the Credit Agreement prior to the purchase of such Participation Interest shall be for the account of the Lenders from which such Participation Interest is acquired. Each Participation Interest will be allocated on a pro rata basis to the Loans, LC Disbursements and Unfunded LC Portion outstanding at the Participation Purchase Time.

               (b) The Purchaser shall pay the purchase price for each purchase of a Participation Interest pursuant to this Section 2.4 on the date of purchase by a wire transfer of immediately available funds directly to the Administrative Agent (acting on behalf of the Lenders), into such account as the Administrative Agent may specify, in the amount of the Prohibited Contribution that gave rise to the Purchaser's obligation to acquire such Participation Interest; provided that the portion, if any, of the purchase price for any Participation Interest that relates to any Unfunded LC Portion shall be deposited by the Administrative Agent into an account (the "LC Reserve Account") with the Administrative Agent in the name of the Administrative Agent (and for the benefit of the Lenders).

               (c) The Purchaser's rights under each Participation Interest (including in respect of any LC Disbursements subject to the Participation Interest that are made in respect of the Unfunded LC Portion after the Participation Purchase Time) will be fully

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subordinated to each Lender's retained interest in the Loans, LC Disbursements and participations in Letters of Credit, and distributions in respect of such Participation Interest will be made only after the Cutoff Date.

               (d) On the date of any purchase of a Participation Interest, the Purchaser will execute and deliver a participation agreement with respect to such Participation Interest, in the standard form employed by the Administrative Agent for loan participation agreements (modified to reflect the subordination referred to above and to eliminate all voting rights of the participant thereunder). Upon entering into such a participation agreement with respect to a Participation Interest and making payment of the purchase price for such Participation Interest as provided above, the Purchaser will be relieved of its obligation hereunder to make the Prohibited Contribution that gave rise to the Purchaser's obligation to acquire such Participation Interest.

               (e) Unless otherwise agreed to by Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure, amounts held in the LC Reserve Account will be released only as provided in this Section.

                      (i) If at any time after the Participation Purchase Time there is a reduction in the LC Exposure (other than by reason of the Company's reimbursement of an LC Disbursement), then at such time
         (A) a portion of the Participation Interest that was allocated at the Participation Purchase Time to the Unfunded LC Portion equal in amount to the product (such product, the "Reallocation Amount") of (x) the quotient obtained by dividing (1) the amount of such reduction in the LC Exposure by (2) the amount of the Unfunded LC Portion at the Purchase Participation Time multiplied by (y) the aggregate amount of cash required to be deposited in the LC Reserve Account at the Participation Purchase Time will be reallocated on a pro rata basis to the Loans and LC Disbursements outstanding at such time and (B) an amount of cash deposited in the LC Reserve Account equal to the Reallocation Amount will be released to the Lenders pro rata based on the amount of Loans and LC Disbursements held by or owed to such Lenders, in satisfaction of the Purchaser's obligation to pay the purchase price for such reallocated Participation Interest.

                      (ii) If at any time after the Participation Purchase Time any LC Disbursement is made, then at such time an amount of cash deposited in the LC Reserve Account equal in amount to the product of
         (x) the quotient obtained by dividing (1) the amount of such LC Disbursement by (2) the amount of the Unfunded LC Portion at the Participation Purchase Time multiplied by (y) the aggregate amount of cash required to be deposited in the LC Reserve Account at the Participation Purchase Time will be released to the Issuing Bank in satisfaction of the Purchaser's obligation pursuant to Section 2.05(d) of the Credit Agreement.

               (f) Notwithstanding the foregoing, (i) if any purchase by the Purchaser of a Participation Interest pursuant to this Section occurs prior to the time when the maturity of the Loans has been accelerated in accordance with
Article VII of the Credit

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Agreement, such Participation Interest will not be allocated in accordance with the second sentence of Section 2.4(a) at the Participation Purchase Time but will instead be allocated at such time among the Loans, LC Disbursements and Unfunded LC Portion that would have been prepaid and cash collateralized, as applicable, if the applicable Prohibited Contribution had been made when required pursuant to the Credit Agreement and the gross proceeds received by the Company in respect of such Prohibited Contribution had been applied by the Company in accordance with the second sentence of Section 2.11(b) of the Credit Agreement, (ii) if any reallocation of any portion of a Participation Interest is required pursuant to Section 2.4(e) at any time prior to the time when the maturity of the Loans has been so accelerated, then such portion of such Participation Interest will not be reallocated pro rata among the Loans and LC Disbursements but will instead be reallocated among the Loans that would have been prepaid if Net Proceeds in an amount equal to the amount of the Participation Interest being reallocated had been applied by the Company to prepay Term Loans pursuant to Section 2.11(b) of the Credit Agreement and (iii) if any purchase by the Purchaser of a Participation Interest pursuant to this Section occurs prior to the time when the Revolving Commitments have been terminated, then (A) such Participation Interest will also include a participation in the Revolving Commitments equal to the portion of the Participation Interest allocated to the Revolving Loans, LC Disbursements and Unfunded LC Portion at the Participation Purchase Time, (B) any payments in respect of Revolving Loans or participations in Swingline Loans or LC Disbursements subject to such Participation Interest to which the Purchaser would be entitled will be held in a collateral account with the Administrative Agent in the name of the Administrative Agent (for the benefit of the Lenders) and (C) amounts so deposited in the collateral account referred to in clause (B) above will be released to satisfy the obligations of the Purchaser to fund its pro rata share of Revolving Loans and participations in Swingline Loans and Letters of Credit based on the unfunded portion of such Participation Interest in the Revolving Commitments from time to time; provided, however, that all obligations of the Purchaser under or in respect of such participation in the Revolving Commitments shall be deemed satisfied in full by the payment by the Purchaser of the purchase price for the applicable Participation Interest.

2.5      Delivery and Execution of Agreement.

               This Agreement has been duly executed and delivered by the Company.

                                  ARTICLE III

                                    CLOSINGS

3.1      Closings.

         Each closing (each, a "Closing") of the sale of Equity Units which occurs from time to time pursuant to Section 2.2 shall take place on such date as agreed to by the parties (but in no event later than the applicable Delivery
Day) at the offices of O'Melveny & Myers LLP at 30 Rockefeller Plaza, New York, New York 10112, or such other place agreed to by the Company and the Purchaser.

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3.2      Closing Deliverables.

         At each Closing, (a) the Company shall deliver to the Purchaser one or more certificates registered in the name of the Purchaser, representing, in the aggregate, the Securities evidencing the Equity Units being purchased by the Purchaser at such Closing and (b) the Purchaser shall deliver to the Company the purchase price (calculated and payable in accordance with Section 2.3) for the Equity Units being purchased by the Purchaser at such Closing.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

               The Purchaser represents and warrants, as of the date hereof, as set forth below.

4.1      Organization Etc.

         The Purchaser has been duly formed and is validly existing and is in good standing under the laws of its jurisdiction of formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except in each case where the failure to so qualify or have such power or authority could not reasonably be expected to adversely affect the ability of the Purchaser to perform its obligations under Section 2.2, 2.3 or 2.4 or any other material obligations under this Agreement.

4.2      Authorization of the Documents.

         The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all requisite action by the Purchaser and its partners. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

4.3      No Conflict; Consents.

         The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not
(a) result in any violation of the provisions of the Fundamental Documents of the Purchaser; (b) except as could not reasonably be expected to adversely affect the ability of the Purchaser to perform its obligations under Section 2.2, 2.3 or 2.4 or any other material obligations under this Agreement (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition

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of any lien upon any property or assets of the Purchaser pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject or (ii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Purchaser; or (c) require the consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated by hereby, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made on or prior to the date hereof, and (ii) as may be required under state or foreign securities and blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc.

4.4      Litigation.

         There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any of its property or assets is the subject which question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and to the knowledge of the Purchaser, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

5.1      Conditions to Purchaser's Obligations.

         The obligation of the Purchaser to purchase and pay for Equity Units to be purchased hereunder at each Closing occurring prior to the Expiration Date is subject to the occurrence of a Trigger Event with respect to the fiscal quarter ending immediately prior to the date of such Closing.

5.2      Conditions to the Company's Obligations.

         The obligation of the Company to issue the Equity Units to the Purchaser at each Closing is subject to payment by the Purchaser of the consideration set forth in Section 2.3 in accordance with the terms thereof.

5.3      No Conditions to Certain Obligations.

         Notwithstanding the provisions of Sections 5.1 and 5.2 or any other provision herein, the Company expressly acknowledges and agrees that its obligation under Section 2.2(a) to issue the Equity Units, and the Purchaser expressly acknowledges and agrees that its obligations under Section 2.2(a) to acquire and pay the purchase price for the Equity Units (and its obligations under Section 2.4 to acquire and pay the purchase price

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for Participation Interests), in each case from time to time upon the occurrence of a Trigger Event shall be absolute and unconditional in any and all circumstances, notwithstanding the breach by any party hereto of this Agreement or any other agreement between the parties hereto (including any failure by the Company to deliver certificates evidencing the Equity Units purchased by the Purchaser in accordance with Section 3.2) and notwithstanding any acceleration of Loans or termination of Commitments under the Credit Agreement (but nevertheless subject to Section 2.2(c)) or any bankruptcy, reorganization, liquidation, insolvency or similar proceeding instituted by or against the Company; provided, however, that the foregoing shall not relieve the Company from any obligations it may have to the Purchaser hereunder or under any other agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1      Information.

         The Purchaser assumes all responsibility for being and keeping itself informed of the Company's and its subsidiaries' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Loans and the nature, scope and extent of the risks that the Purchaser assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Syndication Agent or the Lenders will have any duty to advise the Purchaser of information known to it or any of them regarding such circumstances or risks.

6.2      Specific Performance; Remedies.

         Damages in the event of breach of this Agreement by either party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each party hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right to specific performance will not preclude any party hereto from pursuing any other rights and remedies at law or in equity which the such party may have.

6.3      Successors and Assigns.

               (a) This Agreement shall bind and inure to the benefit of the Company and the Purchaser and their respective successors, permitted assigns, heirs and personal representatives; provided, however, that (i) the Company shall not be permitted to assign its rights or obligations hereunder without the prior written consent of the Required Lenders and the Purchaser and (ii) except as set forth in Section 6.3(b), the Purchaser shall not be permitted to assign its obligations hereunder without the prior written consent of the Required Lenders.

               (b) The Purchaser shall be permitted to assign its rights to receive the Equity Units at any Closing to any Qualified Equity Provider. No assignment by the Purchaser of its right to receive any Equity Units at any Closing shall relieve the Purchaser of its obligations hereunder.

               (c) Notwithstanding anything herein to the contrary, the Company shall be entitled to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Company's rights hereunder.

6.4      Notices.

               (a) All notices, claims, requests, demands or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (i) personally delivered or sent by telecopier, (ii) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (iii) sent by first class, registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                      (i)    if to the Company, to:

                             Pliant Corporation
                             1475 Woodfield Road, Suite 700
                             Schaumburg, Illinois 60173
                             Attention: Jack E. Knott
                                        Michael Annes
                             Telephone No.:  (847) 969-3330
                             Telecopier No.: (847) 969-3338

                             with a copy to:

                             Stoel Rives LLP
                             One Utah Center
                             201 S. Main Street, Suite 1100
                             Salt Lake City, Utah 84111-4904
                             Attention: Ronald G. Moffitt
                             Telephone No.:  (818) 578-6966
                             Telecopier No.: (801) 578-6999

                             and

                             Deutsche Bank Trust Company Americas
                             222 S. Riverside Plaza
                             MS CH105-2900
                             Chicago, Illinois 60606
                             Attention: Marla Brefka Heller
                             Telephone No.:  (312) 537-4231
                             Telecopier No.: (312) 537-1324

                      (ii)   if to the Purchaser, to:

                             JP Morgan Partners (BHCA), L.P.
                             c/o J.P. Morgan Partners, LLC
                             1221 Avenue of the Americas, 40th Floor
                             New York, New York  10020-1080
                             Attention: Official Notices Clerk
                             Telephone No.:  (212) 899-3400
                             Telecopier No.: (212) 899-3401


                             with copies to:

                             O'Melveny & Myers LLP
                             30 Rockefeller Plaza, 24th Floor
                             New York, New York  10112
                             Attention: Ilan S. Nissan
                             Telephone No.:  (212) 408-2400
                             Telecopier No.: (212) 728-5950

                             and

                             Deutsche Bank Trust Company Americas
                             222 S. Riverside Plaza
                             MS CH105-2900
                             Chicago, Illinois 60606
                             Attention: Marla Brefka Heller
                             Telephone No.:  (312) 537-4231
                             Telecopier No.: (312) 537-1324


               (b) Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a telecopier transmission if received on a Business Day (otherwise on the next Business Day). Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed; provided that no such change with respect to the Administrative Agent will be made unless directed by the Administrative Agent.

6.5      Amendments, Modifications and Waivers.

               (a) The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company, the Purchaser and, only to the extent that such modification, amendment or waiver is adverse to the interests of the Lenders, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders).

               (b) No waiver by any party shall operate or be construed as a waiver of any subsequent breach by any other party.

6.6      Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF THE COMPANY'S ORGANIZATION TO INTERNAL MATTERS RELATING TO ENTITIES SUCH AS THE COMPANY ORGANIZED THEREUNDER).

6.7      Third Party Reliance.

               (a) Except as provided in Section 6.7(b), no third party (including, without limitation, any holder of Securities of the Company) or anyone acting on behalf of any thereof shall be a third party or other beneficiary of this Agreement.

               (b) The parties hereto acknowledge and agree that their respective obligations pursuant to this Agreement, and the representations and warranties contained in this Agreement, as applicable, were an inducement for the Lenders to enter into the Credit Agreement Amendment and that the Administrative Agent (for and on behalf of the Lenders) shall be entitled to enforce such obligations, including to compel specific performance, and to rely on such representations and warranties, in each case as a third party beneficiary. The provisions of this Agreement inure to the benefit of the Administrative Agent, the Syndication Agent and the Lenders (including any Person that hereafter becomes a Lender under the Credit Agreement and any successor Administrative Agent or Syndication Agent under the Credit Agreement).

6.8      Nature of Liability; Independent Obligation.

         The Purchaser agrees that this Agreement may be enforced by the Administrative Agent without the necessity at any time of resorting to or exhausting any proceedings or actions under the Credit Agreement or any other Loan Document or otherwise, or resorting to any other guarantees or attempting first to collect any Obligations (or to enforce the performance of any such Obligations) of the Company or any other Loan Party. The Purchaser hereby waives the right to require the Administrative Agent to join the Company or any other Loan Party in any action brought hereunder or to commence any action against or obtain any judgment against the Company or any other Loan Party or to pursue any other remedy or enforce any other right. To the extent permitted by applicable law, the Purchaser further agrees that nothing contained herein or otherwise shall prevent the Administrative Agent or any Lender from pursuing concurrently or successively all rights and remedies available to the Administrative Agent or any Lender at law and/or in equity, hereunder or under the other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of the Purchaser's obligations hereunder, it being the purpose and intent of the Purchaser that, except as expressly provided herein, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever without regard to the validity, regularity or enforceability of the Credit Agreement or any other Loan Document. Neither the Purchaser's obligations under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any Loan Party under the Credit Agreement or any other Loan Document or by reason of the Purchaser's or any Loan Party's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against the Purchaser or any Loan Party.

6.9      Submission to Jurisdiction.

         Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of the Company and the Purchaser hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Company and the Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each of the Company and the Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of any party hereto or any specifically designated third party beneficiary hereunder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

6.10     Severability.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.11     Survival of Representation, Warranties, Etc.

         The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall survive indefinitely. Notwithstanding the foregoing, the Purchaser hereby acknowledges and agrees that, until the date that is the later of (a) 91 days after the payment in full of all the Obligations(except contingent obligations and liabilities in respect of which no claim has been made against the Company), the termination of the Commitments and the reduction of the LC Exposure to zero and (b) if any payment by any Loan Party was made in respect of the Obligations within 91 days prior to any bankruptcy or similar proceeding in respect of such Loan Party, the date on which such proceedings are completed, neither the Purchaser nor any of its Affiliates shall be entitled to exercise or attempt to exercise any rights or remedies against the Company whatsoever arising from any breach by the Company of its agreements or representations and warranties hereunder or under any other instrument delivered pursuant to this Agreement, except for any exercise of rights or remedies solely for damages payable in the form of Equity Units.

6.12     Counterparts; Facsimile Signatures.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

6.13     Loan Document.

         The Purchaser acknowledges receipt of a copy of the Credit Agreement and agrees that this Agreement shall constitute a Loan Document for all purposes (other than Section 9.02 of the Credit Agreement).

6.14     Inconsistencies with Other Agreements.

         In the event of any conflict or inconsistency between the terms of this Agreement and the terms of (a) the Securities Purchase Agreement dated as of the date hereof among the Company, the Purchaser, the Initial Purchasers identified on Schedule I thereto and the Additional Purchasers signatory thereto from time to time or (b) any other agreement to which the Company and the Purchaser are parties, with respect to the Administrative Agent (for the benefit of the Lenders) only, the terms of this Agreement shall govern.

                                     * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.



                                       PLIANT CORPORATION


                                       By: /s/ Brian E. Johnson
                                           -------------------------------------
                                           Name:  Brian E. Johnson
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



                                       J.P. MORGAN PARTNERS (BHCA), L.P.


                                       By:  JPMP Master Fund Manager, L.P.,
                                            its General Partner


                                       By:  JPMP Capital Corp.,
                                            its General Partner


                                       By: /s/ Timothy Walsh
                                           -------------------------------------
                                           Name:
                                           Title: